Exhibit 5.1

Client: 04419-00030

June 8, 2012

[DELIVERED VIA E-MAIL]

Adept Technology, Inc.
5960 Inglewood Drive
Pleasanton, California 94588

Re:	Adept Technology
Registration Statement on Form S-3 (File No. 333-181322)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, File No. 333-181322, as amended (the “Registration Statement”), of Adept Technology, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement thereto dated May 21, 2012 (the “Prospectus Supplement”), in connection with the offering by the Company of up to 920,000 shares of the Company’s common stock (including shares that may be sold upon exercise of the underwriter’s option to purchase additional shares to cover overallotments), par value $0.001 per share, (the ”Shares”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued against payment therefor, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP